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                                                                       Exhibit 5


                      [LETTERHEAD OF SULLIVAN & CROMWELL]

                                                 December 15, 2000

Dime Bancorp, Inc.,
   589 Fifth Avenue,
      New York, New York 10017

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933 (the "Act") of 19,471,485 shares (the "Securities") of Common Stock, par value $0.01 per share ("Common Stock"), of Dime Bancorp Inc., a Delaware corporation (the "Company"), and the related preferred stock purchase rights (the "Rights") to be issued pursuant to the Stockholder Protection Rights Agreement, dated as of October 20, 1995 (the "Rights Agreement"), between the Company and The Dime Savings Bank of New York, FSB as Rights Agent, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

The Securities are issuable
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Dime Bancorp, Inc.                                                      -2-


upon the exercise of litigation tracking warrants ("LTWs"), which themselves are to be issued, by way of a dividend to holders of Common Stock, pursuant to a warrant agreement to be entered into among EquiServe Trust Company, N.A. and EquiServe Limited Partnership, together acting as Warrant Agent, and the Company in substantially the form filed as an exhibit to the Registration Statement referred to below (the "Warrant Agreement").

         Upon the basis of the aforementioned examination, we advise you that, in our opinion:

           (1) When the registration statement relating to the Securities and the Rights (the "Registration Statement") has become effective under the Act, the Warrant Agreement has been duly authorized, executed and delivered, the terms of the issuance of the LTWs and the Securities have been duly established in conformity with the Warrant Agreement so as not to violate applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the LTWs have been duly executed, countersigned and issued in accordance with the Warrant Agreement and the
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Dime Bancorp, Inc,                                                      -3-


     Securities have been duly issued upon exercise of the LTWs in accordance with the terms and conditions of the Warrant Agreement and as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.

           (2) When the Securities have been validly issued upon exercise of the LTWs as described above, the Rights attributable to the Securities will be validly issued.

          In connection with our opinion set forth in paragraph (2) above, we note that the question whether the Board of Directors of the Company might be required to redeem the Rights at some future time will depend upon the facts and circumstances existing at the time and, accordingly, is beyond the scope of such opinion.

          The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

          With your approval, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to
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 Dime Bancorp, Inc.                                                     -4-


be responsible, and we have assumed that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of Our Common Stock" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                      Very truly yours,

                                      /s/ SULLIVAN & CROMWELL